Exhibit 99

News Release
CACI International Inc - 1100 North Glebe Road - Arlington Virginia 22201

CACI International Inc Agrees to Acquire Defense and Intelligence Group of
American Management Systems, Incorporated

Expands presence in the Department of Defense, Intelligence and homeland security markets
Confirms CACI's position as a leading pure-play information technology services provider
Creates $1.4 billion revenue platform and is accretive to FY05 EPS

Conference call with CACI management to be
held at 8:30am on Thursday March 11, 2004
(See Below)

Arlington, Virginia, March 10, 2004 - CACI International Inc (NYSE: CAI) announced today that it has signed an agreement for the purchase of American Management System, Incorporated's (Nasdaq: AMSY) Defense and Intelligence Group ("DIG") for $415 million in cash, subject to certain closing adjustments. DIG provides the U.S. government with business management solutions, including information technology and software design, for defense, intelligence and homeland security agencies in support of acquisition, financial management, logistics, warfighting and intelligence missions.

The transaction is being announced and entered into concurrent with CGI Group Inc.'s (NYSE:GIB / TSX: GIB.A) announcement of a tender offer for all of the outstanding shares of AMS for $19.40 per share or $858 million (see separate release by CGI). CACI's acquisition of DIG is being structured as an asset purchase which will give rise to substantial future cash tax benefits, estimated at a present value of approximately $60 million. The terms of CACI's acquisition of DIG and CGI's tender offer for AMS's shares have been approved unanimously by the Boards of Directors of all three companies. The parties expect the transactions to be consummated by May 2004. The closing of CACI's acquisition of DIG and CGI's tender offer for AMS's shares are conditioned upon the closing of the other. The transactions are also subject to regulatory and government approvals.

As part of the transaction, CGI and CACI signed a strategic alliance that will facilitate the growth of their respective businesses and client bases. As part of the alliance, CACI will receive all intellectual property solely used by DIG and a license from CGI to use certain intellectual property retained by CGI, and CACI will grant CGI a license to use certain of its intellectual property.

Based in Fairfax, VA, DIG had revenues of approximately $250 million for the twelve months ending December 31, 2003 and has approximately 1,650 employees with 10 major business operating sites. The acquisition is consistent with CACI's growth strategy to broaden its national security footprint and to expand its presence and scale in the U.S. federal marketplace. With the acquisition, CACI becomes one of the largest focused information technology service providers serving the Department of Defense, Intelligence and homeland security markets, with over 9,000 employees and projected fiscal year 2004 revenues of $1.4 billion on a pro forma basis, assuming that all acquisitions occurred at the beginning of the fiscal year.

"This transaction furthers CACI's strategic goals of increasing shareholder value and growing our business both organically and by acquisition", said Dr. J.P. (Jack) London, CACI Chairman, President, and CEO. "We are seizing an opportunity to significantly strengthen our leadership position in the U.S. federal marketplace and augment our capabilities to support the federal government's initiatives. This transaction facilitates CACI's goals of becoming a $2 billion enterprise by the end of fiscal year 2008 and of being a premier first tier provider of IT products and services to the U.S. government. One of our most important assets is our people and we are delighted to welcome the talented and dedicated DIG employees into the CACI family."

Ken Johnson, CACI President, U.S. Operations, said, "This acquisition further strengthens CACI's core capabilities in defense and intelligence and adds a broad cross-section of offerings which will significantly expand our solution set. Through this transaction we will increase the number of CACI employees with security clearances by more than 900. The capabilities of our expanded company will allow CACI to provide even more comprehensive services and solutions at every step of our clients' business processes."

Dr. London continued, " In recent years, CACI has concluded more than 20 acquisitions with great success. We are confident that the seamless integration of DIG will be visible in our continued superior operational and financial performance."

Alfred T. Mockett, AMS Chairman and Chief Executive Officer, said, "Our DIG business has a natural home with CACI. CACI has been a long-standing partner of AMS and we have had a fruitful and mutually beneficial commercial relationship over the years. CACI's acquisition of DIG will provide our customers with broader resources while enhancing and broadening professional opportunities for our people."

Under terms of the agreement, CACI will pay $415 million in cash, subject to certain closing adjustments, for AMS's Defense and Intelligence Group. Given the asset purchase nature, this transaction will give rise to substantial future cash tax benefits, estimated at a present value of approximately $60 million. The acquisition will be financed through borrowings under a new revolving credit facility and institutional term loan, for a total of $550 million in new facilities, led by Banc of America Securities LLC.

Banc of America Securities LLC is the exclusive financial advisor to CACI on this transaction and Foley Hoag LLP acted as legal advisor. AMS was advised by Goldman Sachs & Co. and legal advice was provided by Arnold & Porter and Osler, Hoskin & Harcourt LLP. CGI was advised by National Bank Financial Inc. and Credit Suisse First Boston and legal advice was provided by McCarthy Tétrault LLP and Holland & Knight LLP.

Financial Outlook
Assuming the transaction is consummated in May, CACI estimates the acquisition of AMS's Defense and Intelligence Group will add approximately $275-285 million to its fiscal year 2005 revenues and incremental earnings per share ("EPS") of approximately $0.14 - $0.17 per share. The EBITDA margin for DIG in FY 2005 is expected to be 15% - 17%.

Conference Call Information
The senior management of CACI, CGI and AMS will host a teleconference today at 4:45 p.m. EST to discuss the transaction. The call may be accessed by dialing 877-211-7911.

CACI will also hold a separate conference call to discuss this press release and its effects on CACI, its shareholders, customers and employees on Thursday, March 11, 2004 at 8:30 a.m., Eastern Time. The conference call number is 800-819-9193, confirmation code is 107464. A listen-only simulcast, as well as a replay, of the conference call to discuss this press release will be available online at the Company's website at www.CACI.com.

About CACI
CACI provides the IT and network solutions needed to prevail in today's new era of defense, intelligence, and e-government. From systems integration and managed network solutions to knowledge management, engineering, simulation, and information assurance, we deliver the IT applications and infrastructures our federal customers use to improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. Our solutions lead the transformation of defense and intelligence, assure homeland security, enhance decision-making, and help government to work smarter, faster, and more responsively. CACI, a member of the Russell 2000 and S&P SmallCap 600 indices, provides dynamic careers for approximately 7,500 employees working in over 100 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.CACI.com.

About AMS
AMS is a premier business and IT consulting firm to the government, financial services, and communications industries around the globe. AMS combines IT ingenuity and industry IQ to drive high-performance results. Known for its delivery and service excellence for more than 30 years, AMS specializes in enterprise resource planning, credit risk management, customer relationship management, and enterprise security. AMS applies both proprietary and partner technologies, and provides solutions through business consulting, systems integration, and outsourcing. Founded in 1970, AMS is headquartered in Fairfax, VA and has offices worldwide. The company is traded on the NASDAQ National Market under the symbol AMSY. For detailed information about AMS, visit www.AMS.com.

About CGI
Founded in 1976, CGI is among the largest independent information technology and business process services firms in North America. CGI and its affiliated companies employ approximately 20,000 professionals. CGI provides end-to-end IT and business process services to clients worldwide from offices in Canada, the United States, Europe and centers of excellence in India. CGI's annualized revenue run rate is currently CDN$2.8 billion (US$2.1 billion) and at December 31, 2003, CGI's order backlog was CDN$12.2 billion (US$9.3 billion). CGI's shares are listed on the TSX (GIB.A) and the NYSE (GIB) and are included in the S&P/TSX Composite Index as well as the S&P/TSX Capped Information Technology and MidCap Indices. Website: www.CGI.com.

There are statements made herein which may not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and United Kingdom, (the UK economy is experiencing a downturn that affects the Registrant's UK operations) including conditions that result from terrorist activities or war; changes in interest rates; currency fluctuations; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. Government or other public sector projects, particularly in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; the results of the amended appeal of CACI International Inc, ASBCA No. 53058; the financial condition of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and competition to hire and retain employees; our ability to complete and successfully integrate acquisitions appropriate to achievement of our strategic plans; our ability to complete performance of fixed price contracts within contract value; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) outsourcing of activities that have been performed by the government; and (ii) competition for task orders under Government Wide Acquisition Contracts ("GWACs") and/or schedule contracts with the General Services Administration; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the Company's Securities and Exchange Commission filings.

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For investor information contact: Steve Waechter Chief Financial Officer (703) 841-7835 swaechter@caci.com	For other information contact: Jeffrey Elefante Executive Vice President, Secretary (703) 841-7835 jelefante@caci.com